OMNIBUS PROJECT AGREEMENT

                                  by and among

                      SOUTHWESTERN ENERGY PIPELINE COMPANY

                           SOUTHWESTERN ENERGY COMPANY

                      ENOGEX ARKANSAS PIPELINE CORPORATION

                                   ENOGEX INC.


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
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                                TABLE OF CONTENTS

                                                                                                           Page No.

         1.       Definitions.....................................................................................1

         2.       Acquisition and Maintenance of Interests in NOARK...............................................6

         3.       Acquisition of Ozark............................................................................6

         4.       Acquisition of Searcy Gathering Assets .........................................................7

         5.       NGSC ...........................................................................................7

         6.       Acquisition and Merger of AWP...................................................................7

         7.       Closing.........................................................................................8

         8.       Ownership in NOARK, and Status of Capital Accounts..............................................8

         9.       NOARK  Debt ....................................................................................9

         10.      FERC and HSR Applications......................................................................10

         11.      Representations and Warranties of Enogex and EAPC..............................................11

         12.      Representations and Warranties of SWN and SWPL.................................................20

         13.      Expenses.......................................................................................29

         14.      Conditions to Closing..........................................................................29

         15.      Indemnification................................................................................32

         16.      Brokers........................................................................................35

         17.      Notices........................................................................................35

         18.      Public Announcements...........................................................................37

         19.      Dispute Resolution ............................................................................37


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         20.      Governing Law..................................................................................41

         21.      Amendments and Waivers.........................................................................41

         22.      Binding Effect; Non-Assignability and Alienation
                   of Benefits...................................................................................41

         23.      Severability...................................................................................42

         24.      Headings and Exhibits..........................................................................41

         25.      Construction...................................................................................42

         26.      Multiple Counterparts..........................................................................42

                                    EXHIBITS

Exhibit A         Form of Asset Purchase and Sale Agreement for the Acquisition of the Ozark
                  Pipeline Assets

Exhibit A-1       Ozark Pipeline Description

Exhibit B         The Searcy Gathering Assets

Exhibit C         Form of Asset Purchase and Sale Agreement for the Acquisition of the Searcy
                  Gathering Assets

Exhibit D         Mutual Release and Settlement Agreement between SWN, SWPL, SEMCO Energy,
                  Inc. and their Respective Affiliates

Exhibit E         Assets of AWP

Exhibit F         Amended and Restated Partnership Agreement of NOARK

Exhibit G         Assets of NGSC

Exhibit H         Operating Agreement for NES L.L.C.

Exhibit I         Operating Agreement for OGG L.L.C.

Exhibit J         Description of Interconnection, Integration and Expansion of Pipeline Facilities of
                  NOARK and Ozark


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Exhibit K         Election to Convert

Exhibit L         NOARK Debt Structure

Exhibit M         Enogex and EAPC Officers' Certificates

Exhibit N         SWN and SWPL Officers' Certificates

                                    SCHEDULES

Schedule 7(b)              Pipeline Extension Project

Schedule 11(g)             Ozark Disclosure Schedule

Schedule 11(h)             Searcy Disclosure Schedule

Schedule 12(g)(iii)        NOARK Pipeline System and the AWP Pipeline System

Schedule 12(g)(iv)         List of all contracts, agreements and commitments to which NOARK or
                           AWP, or any of their assets, are bound

Schedule 12(g)(v)          Material Claims

Schedule 12(g)(ix)         Liens

Schedule 12(g)(xiii)       Material Adverse Changes

Schedule 12(g)(xv)         Tax Examinations

Schedule 12(g)(xix)        Intellectual Property

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                            OMNIBUS PROJECT AGREEMENT

         THIS AGREEMENT ("Agreement") is entered into as of the 12th day of January 1998, by and among Southwestern Energy Pipeline Company, an Arkansas corporation ("SWPL"), Southwestern Energy Company, an Arkansas corporation
("SWN"), Enogex Arkansas Pipeline Corporation, an Oklahoma corporation ("EAPC") and Enogex Inc., an Oklahoma corporation ("Enogex").

                                R E C I T A L S:

         EAPC is currently negotiating to acquire (i) all of the partnership interests owned by Prudential in NOARK and (ii) all of the partnership interests owned by SEMCO in NOARK. EAPC is also currently negotiating to enter into definitive agreements to acquire (i) all of the pipeline assets of Ozark and
(ii) the Searcy Gathering Assets owned by Warren Petroleum Company, L.P. EAPC intends to form EIT which shall be the entity which enters into the definitive agreement to acquire all of the pipeline assets of Ozark.

         SWPL owns all of the partnership interests of NOARK, other than the partnership interests owned by SEMCO and Prudential. SWN owns all of the outstanding capital stock of AWP, and intends to convey such stock to SWPL.
Following such conveyance, SWPL intends to merge AWP into AWP L.L.C., subject to the receipt of all necessary FERC approvals.

         In the event EAPC successfully completes the acquisition of the NOARK partnership interests owned by Prudential and SEMCO, and EIT executes a definitive agreement for the acquisition of the pipeline assets of Ozark, EAPC and SWPL propose to (i) amend and restate the existing limited partnership agreement of NOARK, (ii) contribute additional assets into NOARK, including without limitation, all ownership interests of AWP, all ownership interests of EIT, the assets of NGSC and the Searcy Gathering Assets and (iii) create limited liability companies involving gas marketing activities and gas gathering activities, all to be wholly owned by NOARK.

         The parties propose to participate in the ownership of NOARK, to contribute additional assets to NOARK, and to participate in various actions to be taken by, and with respect to, NOARK, all to the extent set forth in this Agreement and in accordance with and in the manner contemplated hereby.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Parties agree as follows:

         1.       Definitions.  For purposes of this Agreement

         "Affiliate" or "Affiliates" means with respect to any Person, except as otherwise provided herein: (i) any person or entity directly or indirectly controlling, controlled or under common control with such Person; (ii) any person or entity directly or indirectly owning or controlling ten percent (10%) or more of the outstanding voting securities or ownership interests of such Person; (iii) any person or entity ten percent (10%) or more of whose outstanding voting

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         securities or ownership  interests are directly or indirectly  owned or controlled by such Person; (iv) any officer, director, partner, manager or member of a Person;  and (v) any  company for which a Person acts as an officer, director, partner, manager or member.

         "AWG" means Arkansas Western Gas Company, an Arkansas corporation, all of the outstanding capital stock of which is owned by SWN.

         "AWP" means Arkansas Western Pipeline Company, an Arkansas corporation, all of the outstanding capital stock of which is owned by SWN.

         "AWP L.L.C."  means  Arkansas  Western  Pipeline  Company,  L.L.C.,  an
         Arkansas limited liability company, into which AWP is proposed to be merged upon FERC approval thereof.

         "AWP Contribution Time" shall have the meaning set forth in Section 12
         (g)(xv).

         "Closing" means the date and time for the execution of the amended and restated partnership agreement of NOARK by SWPL and EAPC, and for the contribution of various assets into NOARK as contemplated by this Agreement, and "Closing Date" means the date of the Closing.

         "Contribution Time" shall have the meaning set forth in Section 11(g).

         "EAPC"  means  Enogex  Arkansas  Pipeline   Corporation,   an  Oklahoma
         corporation, all of the capital stock of which is owned by Enogex Inc.

         "EAPC Permitted Liens" means (i) the terms,  conditions,  restrictions, exceptions,  reservations,  limitations and other matters  contained in any of the rights-of-way,  permits,  or documents under which the Ozark
         Pipeline  and/or the Searcy  Gathering  Assets are  located,  and other easements,  leases, permits or other conveyance instruments provided to
         SWPL by EAPC or which do not,  and will  not,  individually  and in the aggregate,  interfere materially with the continued ownership,  use and operation of the Ozark Pipeline and the Searcy Gathering Assets,  taken as a whole, in substantially the same manner as the same have been used by Ozark  and  Warren  Petroleum  Company,  L.P.;  (ii)  the  contracts acquired  under the Asset  Purchase  and Sale  Agreements  attached  as
         Exhibits "A" and "C";  (iii) liens for property  taxes and  assessments that are not yet due and  payable  (or if  delinquent,  that are  being contested  in good  faith by EIT,  Ozark or Warren  Petroleum  Company,
         L.P.,  as  applicable,   by  appropriate   legal   proceedings);   (iv)
         mechanics',  materialmen's,   repairmen's  and  other  statutory  liens
         arising in the  ordinary  course and which are not yet due and payable;
         (v) any  obligations or duties  affecting the Ozark Pipeline and/or the
         Searcy  Gathering  Assets as to any  governmental  authority  under any
         permit  and  all  applicable   laws,   rules  and  regulations  of  any
         governmental  authorities,  and all rights reserved to or vested in any governmental  authorities,  and all rights reserved to or vested in any governmental authority to control or regulate the Ozark Pipeline and/or the Searcy Gathering Assets or the

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         operation  thereof in any manner (other than in connection  with EIT's,
         Ozark's or Warren  Petroleum  Company,  L.P.'s  non-compliance  with or default under any such permit,  applicable laws, rules or regulations);
         (vi) utility  easements,  restrictive  covenants,  defects in title and irregularities, and other matters that (A) are of record (to the extent the same was indicated in the documents  provided or made  available by
         EAPC  to  SWPL)  or (B) do not and  will  not,  individually  or in the aggregate,  interfere materially with the continued ownership,  use and operation of the Ozark Pipeline and the Searcy  Gathering  Assets taken as a whole, in substantially  the same manner as same have been used by
         Ozark and Warren Petroleum  Company,  L.P. in the past; (vii) rights of priority  which may have been  acquired  by any third  party due to the fact that any of the  rights-of-way  or documents  conveying any of the property  rights to locate the Ozark Pipeline and the Searcy  Gathering
         Assets may not have been obtained or recorded in the appropriate county real estate records,  and (viii) matters with respect to which SWPL had actual knowledge prior to the execution hereof.

         "EIT" means Enogex Interstate Transmission, L.L.C., an Oklahoma limited liability company formed by EAPC to acquire the pipeline assets of Ozark.

         "FERC" means the Federal Energy Regulatory Commission.

         "HSR Act" means the  Hart-Scott-Rodino  Antitrust  Improvements  Act of
         1976, as amended, and the rules and regulations promulgated thereunder.

         "Lien" means any lien, mortgage, pledge, security interest, charge, encroachment or encumbrance.

         "Material" shall mean for purposes of Sections 11 and 12 of this Agreement, unless the context requires another meaning, with respect to
         i) a material contract, agreement or commitment, a contract, agreement or commitment involving, or which may reasonably be expected to involve, the payment or receipt of more than $25,000 in any one year, or $50,000 over its term, or which is not cancelable upon one month's notice without penalty, ii) a material claim, breach, demand or other action, a claim, breach, demand or other action in which the amount in controversy (or which may reasonably be expected to be in controversy) exceeds $25,000 or in which, if adversely determined, the applicable
         Person's business activities (or any part thereof) could be enjoined or restricted, iii) material property or assets, any property or assets having a value in excess of $25,000 and iv) a material breach, default, or violation of any applicable laws, rules or regulation, a breach, default or violation in which civil or criminal penalties could reasonably be expected to be imposed or in which, if found to exist, the applicable Person's business activities (or any part thereof) could be enjoined or restricted.

         "NES L.L.C." means NOARK Energy Services, L.L.C., the gas marketing limited liability company to be formed by NOARK as an Oklahoma limited liability company.


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         "NGSC"  means  NOARK  Gas  Services   Company,   an  Arkansas   general
         partnership  formed on January 1, 1993 to i) acquire all of the assets, and to assume all the obligations and  liabilities,  of NGMC, and which did acquire and assume such assets,  liabilities and  obligations,  and
         ii)  provide   market   development,   marketing  and  other   business
         development services to NOARK.

         "NGMC" means NOARK Gas Marketing Company, a Texas general partnership formed on March 1, 1990, to provide market development, marketing and business administration services, to NOARK, primarily during the construction of NOARK's pipeline system, all of the assets, obligations and liabilities of which have been conveyed to NGSC.

         "NOARK" means NOARK Pipeline System,  Limited Partnership,  an Arkansas
         limited  partnership,   all  of  the  outstanding  general  partnership
         interests of which are owned by SWPL and SEMCO,  and all of the limited partnership interests of which are owned by Prudential.

         "NOARK Debt" means (a) the debt incurred by NOARK pursuant to the terms of that certain Credit Agreement and related documents dated as of February 26, 1993 among NOARK, the Lenders and The First National Bank of Chicago, as Agent, as amended by the First Amendment to NOARK
         Pipeline System, Limited Partnership Credit Agreement dated February 1,
         1994 and (b) the debt incurred by NOARK pursuant to the terms of that certain Construction Loan and Note Purchase Agreement and related documents dated as of October 10, 1991 and as amended by Amendments No.
         1 and No. 2 to the Construction Loan and Note Purchase Agreement dated as of January 29, 1993, and February 24, 1993, respectively, between
         NOARK and The Prudential Insurance Company of America.

         "NOARK Related Entity" means any Person which is wholly owned by NOARK.

         "Ozark" means Ozark Pipeline, Inc., a Delaware corporation, which owns the Ozark pipeline system, located in Oklahoma and Arkansas.

         "Ozark Disclosure Schedule" means the schedule attached hereto as
         Schedule 11(g).

         "OGG L.L.C." means Ozark Gas Gathering, L.L.C., the gas gathering limited liability company to be formed by NOARK as an Oklahoma limited liability company.

         "Parties" means the parties to this Agreement.

         "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, governmental agency (or any department, agency or political subdivision thereof) or any other entity.

         "Pipeline" has the meaning set forth in Section 12(g)(iii).

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         "Prudential" means The Prudential Insurance Company of America, a New
         Jersey corporation.

         "Prudential Interest" means all of the limited partnership interests in NOARK, which interests are owned by Prudential.

         "Searcy Contribution Time" has the meaning in Section 11(h).

         "Searcy Disclosure Schedule" means the schedule attached hereto as
         Schedule 11(h).

         "Searcy Gathering Assets" means those gas gathering facilities owned by Warren Petroleum Company, L.P. which EAPC is negotiating to acquire as contemplated in Section 4 below.

         "SEMCO" means SEMCO Arkansas Pipeline Company, a Michigan corporation, all of the outstanding capital stock of which is owned by SEMCO Energy
         Ventures, Inc.

         "SEMCO Interest" means all of the general partnership interests in NOARK owned by SEMCO.

         "SWN" means Southwestern Energy Company, an Arkansas corporation.

         "SWPL"  means  Southwestern   Energy  Pipeline  Company,   an  Arkansas
         corporation,  all of the outstanding capital stock of which is owned by
         SWN.

         "SWPL Interest" means all of the partnership interests in NOARK other than the Prudential Interest and the SEMCO Interest.

         "SWPL Permitted Liens" means (i) the terms, conditions, restrictions, exceptions, reservations, limitations and other matters contained in any of the rights-of-way, permits, or documents under which the Pipeline is located, and other easements, leases, permits or other conveyance instruments provided to EAPC by SWPL or which do not, and will not, individually and in the aggregate, interfere materially with the continued ownership, use and operation of the Pipeline, taken as a whole, in substantially the same manner as the same have been used by NOARK or AWP, as applicable, in the past; (ii) the contracts described on Schedule 12(g)(iv); (iii) liens for property taxes and assessments that are not yet due and payable (or if delinquent, that are being contested in good faith by NOARK or AWP, as applicable, by appropriate legal proceedings); (iv) mechanics', materialmen's, repairmen's and other statutory liens arising in the ordinary course and which are not yet due and payable; (v) any obligations or duties affecting the Pipeline as to any governmental authority under any permit and all applicable laws, rules and regulations of any governmental authorities, and all rights reserved to or vested in any governmental authorities, and all rights reserved to or vested in any governmental authority to control or regulate the Pipeline or the operation thereof in any manner
         (other  than in  connection  with NOARK or AWP  non-

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          compliance  with or default  under any such permit,  applicable  laws, rules or regulations); (vi) utility easements,  restrictive covenants, defects in title and irregularities, and other matters that (A) are of record (to the extent the same was indicated in the documents provided by SWPL to EAPC) or (B) do not and will  not,  individually  or in the aggregate,  interfere materially with the continued ownership, use and operation of the Pipeline, taken as a whole, in substantially the same manner as same have been used by NOARK or AWP, as  applicable,  in the past;  (vii)  rights of priority  which may have been  acquired by any third party due to the fact that any of the rights-of-way or documents conveying  any of the  property  rights to locate the Pipeline may not have been obtained or recorded in the  appropriate  county real estate records;  (viii)  matters  with  respect  to  which  EAPC  had  actual knowledge prior to the execution  hereof,  and (ix) Liens securing the
          NOARK Debt.

         "Third Person" means any Person other than SWN, SWPL, Enogex,  EAPC and
         NOARK and their respective Affiliates.

         2. Acquisition and Maintenance of Interests in NOARK.

                  (a) EAPC shall use its best reasonable efforts to acquire all of the Prudential Interest.

                  (b) EAPC shall use its best reasonable efforts to acquire all of the SEMCO Interest.

                  (c) SWPL shall continue to own, and shall not dispose of or otherwise encumber, except as otherwise contemplated hereunder, the SWPL Interest prior to Closing.

                  (d)  SWPL   hereby   waives  all  rights  of  first   refusal,
         preferential purchase rights and all other rights it may have under the
         Limited  Partnership  Agreement,  dated as of October 10, 1991,  and as amended by  Amendment  No. 1 dated  February  24,  1993 (the  "Existing
         Agreement"),   of  the  NOARK  Pipeline  System,   Limited  Partnership
         regarding the acquisitions contemplated by Sections 2(a) and (b) above.

                  (e) The Parties agree that the events and transactions contemplated hereunder will not result in a termination of NOARK for federal income tax purposes or otherwise. However, in the event any such termination is deemed to have occurred under the Existing
         Agreement by reason of the events and transactions contemplated hereunder, SWPL hereby waives the provisions of Section 15.4 of the Existing Agreement.

          3. Acquisition of Ozark. EAPC shall cause EIT to use its best reasonable efforts to enter into a definitive agreement with Ozark for the acquisition of all of the pipeline assets of Ozark and/or the purchase of all of the outstanding capital stock of Ozark. In the event of the execution of such an agreement, EAPC will also cause EIT, to use its best reasonable efforts to close such acquisition. The Parties recognize, however, that certain regulatory authorizations as contemplated

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



by Section 10 below will need to be obtained in order to close such acquisition.
Upon the closing of such acquisition, EAPC shall contribute and assign to NOARK all of the ownership interest in EIT, and EAPC's capital account in NOARK shall be credited with an amount equal to all amounts paid by EIT for the purchase of the Ozark pipeline system, or the stock of Ozark, as applicable, plus the costs incurred in obtaining the regulatory authorizations contemplated by Section 10 below. Nothing in this Agreement shall be construed to confer upon SWPL, SWN, or NOARK or their respective successors and assigns, any right, benefit or obligation under such definitive agreement. Such definitive agreement is in the form of the Asset Purchase and Sale Agreement attached hereto as Exhibit "A."
Upon the acquisition of such assets and the contribution of EIT to NOARK, the Parties agree that NOARK promptly will commence the interconnection of the NOARK pipeline system with the Ozark pipeline system and the expansion of the NOARK and Ozark pipeline systems as specified in Exhibit J.

         4. Acquisition of Searcy Gathering Assets . EAPC shall use its best reasonable efforts to enter into a definitive agreement with Warren Petroleum
Company, L.P. for the acquisition of the Searcy Gathering Assets described on Exhibit "B," attached hereto and made a part hereof. In the event of the execution of such agreement, EAPC will use its best reasonable efforts to close such acquisition. Upon the closing of such acquisition, EAPC will, upon approval by SWPL, which approval shall not be unreasonably withheld, contribute such Searcy Gathering Assets to OGG L.L.C. and EAPC's capital account in NOARK shall be credited with an amount equal to all amounts paid by EAPC for the purchase of the Searcy Gathering Assets. Nothing in this Agreement shall be construed to confer upon SWPL, SWN or NOARK, or their respective successors and assigns, any right, benefit or obligation under such definitive agreement. Such definitive agreement shall be in a form substantially similar to the Asset Purchase and Sale Agreement attached hereto as Exhibit "C." Further, nothing in this Agreement will be construed to obligate NOARK, SWPL or SWN to accept or agree to the contribution of the Searcy Gathering Assets unless and until SWPL has approved such contribution, which approval shall not be unreasonably withheld.

         5. NGSC. There currently exists various disputes between SWN and its Affiliates and SEMCO and its Affiliates regarding, among other matters, NGSC. On or before the acquisition by EAPC of all of the SEMCO Interests, SWN, SWPL and any of their appropriate Affiliates shall execute a Mutual Release and Settlement Agreement between SWN, SWPL and any of their appropriate Affiliates and SEMCO Energy, Inc. and any of its appropriate Affiliates, in the form attached hereto as Exhibit "D."

         6. Acquisition and Merger of AWP. SWN shall convey to SWPL all of the capital stock of AWP, and SWPL shall cause AWP to be merged into AWP L.L.C. The
Parties recognize, however, that FERC authorization may be required prior to consummating such merger. Upon the Closing, SWPL agrees to file with FERC for such authorization and to use its best reasonable efforts to diligently pursue and obtain such authorization. Such filing may be made in conjunction with the filings contemplated under Section 10, and the fees and expenses of such filing shall be borne by EAPC. Upon receipt of such authorization from FERC, SWPL agrees to cause AWP to be merged into AWP L.L.C., and immediately thereafter to contribute and assign all of the ownership interests in AWP L.L.C. to NOARK. In the event such FERC authorization is not received by the closing of the Ozark acquisition contemplated in Section 3 above, then SWPL shall convey to EAPC seventy-

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

five percent (75%) of all outstanding capital stock of AWP, free and clear of all Liens. Following such contribution or sale of stock, as applicable, all of the assets of AWP L.L.C., or AWP, as applicable, shall be those assets described on Exhibit "E." In the event of such purchase of seventy-five percent
(75%) of AWP's stock, EAPC and SWPL shall contribute all of AWP's stock to NOARK. In addition, within ten (10) days following such contribution of the ownership interests of AWP L.L.C. into NOARK, or the contribution of all of AWP's stock into NOARK, as applicable, EAPC shall pay to SWPL $1,575,000.00.
Upon such contribution and payment, SWPL's capital account in NOARK shall be credited with $525,000.00 and EAPC's capital account in NOARK shall be credited with $1,575,000.00, as a result of the contribution of AWP L.L.C. or AWP, as applicable, into NOARK.

         7. Closing. The Closing of the transaction contemplated by this Agreement shall take place at the offices of Hall, Estill, Hardwick, Gable, Golden & Nelson, 320 S. Boston Ave., Suite 400, Tulsa, Oklahoma or at such other place as may be agreed to by the Parties. Subject to the terms and conditions hereof, the following events will take place at the Closing:

                  (a) SWPL and EAPC  shall  execute  the  Amended  and  Restated
         Partnership  Agreement of NOARK in the form attached  hereto as Exhibit
         "F".

                  (b) SWPL shall contribute and assign to (i) OGG L.L.C. all of the assets of NGSC, which assets are described on Exhibit "G," attached hereto and made a part hereof and (ii) NOARK all technical information and materials obtained or produced in conjunction with a project to extend the pipeline system of NOARK into Oklahoma as more fully described on Schedule 7(b).

                  (c) SWPL and EAPC shall cause NOARK to form NES L.L.C.
         and OGG L.L.C. by filing articles of organization and executing the operating agreements in the forms attached hereto as Exhibits "H" and "I". NES L.L.C. shall engage in marketing activities and OGG L.L.C.
         shall engage in gathering activities.

                  (d) EAPC shall pay to SWPL $1,172,000.00.

                  (e) Each of the Parties will execute and deliver such other documents as may be required to accomplish the items set forth in (a) through (c) above, to confirm the ownership under (b) above, and to confirm the ownership in NOARK immediately prior to the execution of the Amended and Restated Partnership Agreement referenced in (a) above.

         8. Ownership in NOARK, and Status of Capital Accounts.

                  (a) Upon the Closing referenced in Section 7 above, EAPC will elect to convert all of the Prudential Interest to general partnership interests in NOARK except for a one percent (1%) limited partnership interest in NOARK, and the ownership interests in NOARK shall then be as set forth in the Amended and Restated Partnership Agreement of NOARK, the form of which is attached as Exhibit "F." Such conversion will be made by EAPC executing the Election to Convert in the form attached hereto as Exhibit "K".

                                        8

                  (b) Upon the closing, and following the contribution to NOARK of the assets described in Section 7(b) above, the balances of the Capital Accounts of SWPL and EAPC in NOARK shall be as set forth in
         Schedule 4.1 to the Amended and Restated Partnership Agreement of NOARK, the form of which is attached hereto as Exhibit "F". Further, these balances are also inclusive of the yield maintenance amounts paid by NOARK and funded by SEMCO and SWPL discussed in Section 9(c) below.

                  (c) Allocations of NOARK partnership income or loss to SEMCO will be based upon the actual closing of books on the day its interest is sold to EAPC.

         9. NOARK Debt.

                  (a) The Parties acknowledge that the execution of the Amended and Restated Partnership Agreement of NOARK in the form attached as Exhibit "F", and certain of the other actions contemplated under this Agreement, require the consent of the lenders under the loan documents pursuant to which the NOARK Debt described under item (a) of the definition of NOARK Debt was incurred. Accordingly, the Parties agree that the Closing shall not occur unless all such consents required to be obtained from such lenders are in fact obtained.

                  (b) The Parties acknowledge that all loans from SEMCO and SWPL to NOARK have been converted to capital contributions to NOARK. As such, those loans are no longer in force or effect, and NOARK no longer has any obligation to repay such loans. Further, the Parties also acknowledge that the capital account balances set forth on Schedule 4.1 to the Amended and Restated Partnership Agreement of NOARK, the form of which is attached hereto as Exhibit "F", reflect the inclusion of the conversion of such loans to capital contributions.

                  (c) The Parties acknowledge that concurrent with the Closing, Enogex is making a loan to NOARK in an amount necessary to pay off that portion of the NOARK Debt described in item (b) of the definition of NOARK Debt. The general terms of such loan from Enogex are described on Exhibit "L." The Parties further acknowledge that (i) in connection with the pay off of such portion of the NOARK Debt, NOARK is making the yield maintenance payments to Prudential to enable the payment of such portion of the NOARK Debt and SEMCO and SWPL shall have contributed to NOARK amounts equal to such yield maintenance payments, and ii) SEMCO and SWPL shall be entitled to any tax deductions or other benefits that may arise from the respective amounts each contributed to NOARK for such yield maintenance payments made by NOARK.

                  (d) Concurrent with the Closing, EAPC shall assume all obligations of SEMCO under that portion of the NOARK Debt described under item (a) of the definition of NOARK Debt.

         10. FERC and HSR Applications.

                  (a) The Parties recognize and agree that as soon as possible following Closing, certain regulatory filings will be required in connection with (i) EIT's contemplated acquisition of the pipeline assets of Ozark, and (ii) the subsequent integration of those facilities with NOARK's pipeline facilities into a single interstate natural gas transmission system. Those filings include, but are not limited to:

                  1. An Application with the FERC under Section 7(b) of the Natural Gas Act for permission and approval to abandon the pipeline assets of Ozark by sale to EIT (to be made by Ozark);

                  2. An Application with the FERC under Section 7(c) of the Natural Gas Act for a Certificate of Public Convenience and Necessity authorizing EIT to acquire, own and operate jurisdictional facilities and for certain Blanket Authorizations (to be made by EIT); and

                  3. An Application with the FERC under Section 7(c) of the Natural Gas Act for a Certificate of Public Convenience and Necessity authorizing EIT to interconnect with and to acquire, own and integrate into an existing jurisdictional pipeline system, the intrastate pipeline facilities owned and operated by NOARK (to be made by EIT possibly as part of its application for certificate authorization to acquire the Ozark system);

         The Parties and their Affiliates shall provide such support and assistance as EIT and NOARK may reasonably request with respect to the above filings.

                  (b) The Parties recognize that certain filings under the HSR Act and the rules of the Federal Trade Commission will be required in connection with the acquisition by EIT of the pipeline assets of Ozark. The Parties and their Affiliates shall provide such support and assistance as EIT and NOARK may reasonably request in conjunction with such filings and in responding to any requests for information from the Federal Trade Commission or the United States Department of Justice.

                  (c) EAPC agrees to make capital contributions to NOARK equal to all amounts paid or required to be paid by NOARK (including any NOARK Related Entity) for the interconnection of the NOARK pipeline system with the Ozark pipeline system, and the expansion of the NOARK and Ozark pipeline systems as specified in Exhibit J attached hereto which interconnection and expansion will not occur until after EAPC's contribution of the ownership interests in EIT to NOARK contemplated by
         Section 3 above. Such contributions shall be made by EAPC immediately prior to the time the amounts under this subparagraph (c) are required to be paid by NOARK, and shall be used by NOARK to make such payments. EAPC's Capital Account under the Amended and Restated Partnership Agreement of NOARK (the form of which is attached hereto) shall be increased by the amount of such contributions at the time of such contributions.

         11. Representations and Warranties of Enogex and EAPC. Enogex and EAPC, jointly and severally, hereby represent and warrant as follows:

                  (a) Organization. Enogex is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma with full corporate power to carry on its business as now being conducted. EAPC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma with full corporate power to carry on its business as now being conducted.

                  (b) Power and Authority; Enforceability. Each has all requisite corporate power and authority to enter into this Agreement and the other documents to be entered into by it at the Closing as provided for under this Agreement and to perform its obligations hereunder and thereunder. This Agreement has been and such other documents will have been at the Closing duly authorized, executed and delivered by Enogex and EAPC, and, assuming due authorization, execution and delivery of the other Parties thereto, constitute legal, valid and binding obligations enforceable in accordance with their terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and (ii) the remedy of specific performance and injunction and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (c) No Conflict with Other Instruments or Consents. Neither the execution and delivery of this Agreement or the other documents to be entered into by Enogex or EAPC at the Closing as provided for in this Agreement, nor the consummation of the transactions contemplated hereby or thereby (i) will conflict with or result in (or with giving of notice or passage of time or both would result in) a material breach, default or violation of (A) any of the terms, provisions or conditions of their charters, as amended, or bylaws, as amended or (B) any material agreement, document, instrument, judgment, decree, order, governmental permit, certificate or license to which either of them is a party or to which either of them is subject or by which their material property is bound, (ii) will result in the creation of any lien, charge or other encumbrance on any of their material property or assets or (iii) will require them to obtain the consent of any private nongovernmental Third Person, except for the consent of The First National Bank of Chicago required under the loan documents referred to in item (a) of the definition of "NOARK Debt" in Section 1. No consent, action, approval or authorization of, or registration, declaration or filing with, any governmental department, commission, agency or other instrumentality having jurisdiction over either of them is required by them to authorize the execution and delivery by them of this Agreement or the other documents to be entered into by them at the Closing as provided for in this Agreement or, except for the authorizations contemplated in Section 10 above, the consummation of the transactions contemplated hereby and thereby.

                  (d) Accuracy of Representations and Warranties. All of their representations and warranties contained in this Agreement shall be true in all material respects at and as of the Closing, and such other times as specifically set forth herein, as if such representations and warranties were made at and as of the Closing and such other times, and they shall perform, at or prior to the relevant Closing and such other times as specifically set forth herein, all agreements and covenants required by this Agreement to be performed by them at or prior to the relevant Closing and such other times.

                  (e)  Litigation.   There  are  no  suits,   actions,   claims,
         proceedings   or   investigations   pending  or  to  their   knowledge,
         threatened, seeking to prevent or challenge the transactions contemplated by this Agreement.

                  (f) NOARK Interests. At the Closing, EAPC shall, subject to having acquired same as contemplated by Sections 2(a) and (b), have good title to the Prudential Interest and the SEMCO Interest, free and clear of all Liens, except for Liens securing the NOARK Debt and the Enogex loan referenced in Section 9(c) above.

                  (g) EIT Interests. At the time of the contribution of the ownership interests in EIT to NOARK (the "Contribution Time"):

                           (i) The  principal  asset  of EIT  will be the  Ozark
                  pipeline system which is more fully described in Exhibit A-1 and is referred to hereinafter sometimes as the "Ozark Pipeline."

                           (ii) Except as set forth on the Ozark Disclosure Schedule, no material claim, demand, filing, hearing, notice of violation, proceeding, notice or demand letter, investigation, administrative proceeding, civil, criminal or other action, suit or other legal proceeding will be pending or threatened, against EIT or EAPC relating to, resulting from or affecting the ownership or operation of the Ozark Pipeline, the consequences of which, individually or in the aggregate, could have a material adverse effect on NOARK or any of the NOARK Related Entities. Except as set forth on the Ozark Disclosure Schedule, no notice from any governmental authority or any other person (including employees) will have been received by Enogex, EAPC or EIT or to their knowledge, the prior owner of the Ozark Pipeline (or any affiliate thereof) as to any material claim, demand, filing, hearing, notice of violation, proceeding, notice or demand letter, administrative proceeding, action, civil, criminal or other suit or other legal proceeding relating to, resulting from or affecting the ownership or operation of EIT or the Ozark Pipeline, claiming any material violation of any law, statute, rule, regulation, ordinance, order decision or decree of any governmental authority (including, without limitation, any such law, rule, regulation, ordinance, order, decision or decree concerning the conservation of natural resources) or claiming any material breach of any contract or agreement with any third-party.

                           (iii) Except as set forth on the Ozark Disclosure Schedule, the Ozark Pipeline will have been and shall at such time continue to be operated in material compliance with the provisions and requirements of all laws, rules, regulations, ordinances, orders, decisions and decrees of all governmental authorities having jurisdiction with respect to the Ozark Pipeline or the ownership or operation thereof.

                  All necessary material governmental permits, licenses and other authorizations with regard to the ownership or operation of the Ozark Pipeline by EIT will have been obtained and maintained in effect; and no material violations or notices of violations, written or otherwise, will exist in respect to such permits, licenses or other authorizations.

                           (iv) Except as set forth on the Ozark Disclosure Schedule, (i) all of the material contracts, agreements and commitments relating to the ownership and operation of the Ozark Pipeline shall be in full force and effect and enforceable in accordance with their terms, and (ii) EIT shall not be in material breach of, or with the lapse of time or the giving of notice, or both, would be in material breach of, any of its material obligations thereunder.

                           (v) All material ad valorem, property and other taxes
                  based on the ownership of the Ozark Pipeline that are then due and payable will have been properly and timely paid. Except as set forth on the Ozark Disclosure Schedule, all material amounts payable by EIT under the terms of the contracts described in (d) above will have been properly and timely paid except for such amounts as are then being currently paid prior to delinquency in the ordinary course of business. Except as set forth on the Ozark Disclosure Schedule, all material amounts then payable by third-parties under the terms of the agreements described in (iv) above will be properly and timely paid to EIT.

                           (vi) At the  Contribution  Time,  EIT shall have good
                  title to all of the Ozark Pipeline and the other properties, contracts and assets, real and personal of EIT, all of which will then be free of all Liens, except for (i) liens for current taxes and assessments that are not yet due and payable; (ii) mechanics', warehousemen's, landlords' and other similar statutory liens securing the payment of amounts that are not yet due and payable and (iii) other EAPC Permitted Liens.

                           (vii) To the best of EAPC's knowledge after due inquiry, the equipment related to the Ozark Pipeline will have been maintained in satisfactory operating condition and will be capable of being used in the operation of the Ozark Pipeline in the manner in which it has been historically operated without present need for repair or replacement except in the ordinary course of business.

                           (viii) Accurate and complete copies of all material leases, instruments, contracts, agreements, permits, licenses, rights-of-ways, certificates and other documents in connection with the transactions contemplated by this Agreement will have been delivered or otherwise made available to NOARK and SWPL.

                           (ix) Environmental Compliance. Except as set forth on
                  the Ozark Disclosure Schedule:

                           (a) EIT will  have  obtained  all  material  permits,
                  licenses and other authorizations ("Environmental Permits") relating to the Ozark Pipeline, which are then required under applicable laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes (collectively, the "Environmental Laws").

                           (b) EIT and the Ozark  Pipeline  will be in  material
                  compliance with all terms and conditions of such Environmental Permits and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such Environmental Laws or contained in any regulation, code, plan, order, decree, judgment or notice or demand letter from a governmental entity issued, entered, promulgated or approved thereunder as they will then apply to EIT or the Ozark Pipeline.

                           (c) Enogex,  EAPC or EIT will not have  received  any
                  notification from any governmental authority or any other person that any of the current or former properties, assets or operations of EIT or the Ozark Pipeline will then be in or claimed to be in material violation of any applicable Environmental Laws.

                           (d) There  will be no  material  civil,  criminal  or
                  administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter from a governmental entity pending or threatened against
                  Enogex,  EAPC  or  EIT  with  respect  to the  Ozark  Pipeline claiming a violation of, or any probable or potential violation of, any applicable Environmental Laws.

                           (e) To the best of their knowledge after due inquiry,
                  there will be no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans, which will interfere with, or prevent material compliance or continued material compliance with, the Environmental Laws or with any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter from any governmental entity issued, entered, promulgated or approved thereunder, or which will give rise to any legal liability, including, without limitation, liability under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or similar state or local laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, or investigation which would be materially adverse, individually or in the aggregate, to EITbased on or resulting from the conduct of the business of EIT, including the ownership and operation of the Ozark Pipeline, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial toxic or hazardous material, substance or waste. To the best of their knowledge after due inquiry, no release, emission or discharge into the environment of any hazardous substance (as that term is currently defined under CERCLA or any applicable analogous state law) will have occurred or will then be occurring in connection with the conduct of the business of EIT, including the ownership and operation of the Ozark Pipeline, as a result of which release, emission or discharge, individually or in the aggregate, there would be a material adverse affect on EIT. To the best of their knowledge after due inquiry, the real property then owned or leased by EIT or upon which EIT will then have a right-of-way will contain no spill, deposit or discharge of any hazardous substance (as that term is then defined under CERCLA or any applicable analogous state law), as a result of which spill, deposit or discharge, individually or in the aggregate, there would be a material adverse effect on EIT or the Ozark Pipeline.

                           (x) All  material  taxes based  upon,  measured by or
                  imposed with respect to EIT or the prior owner of the Ozark Pipeline (if EIT acquires the assets of the Ozark Pipeline System) which are attributable to the period on or before the Contribution Time will have been paid or deposited to the extent required to be so paid or deposited.

                           (xi) To the best of their  knowledge,  except  as set
                  forth on the Ozark Disclosure Schedule or in the Asset Purchase and Sale Agreement attached as Exhibit "A," EIT will not have any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including without limitation, any liability for taxes and interest, penalty or other charges payable with respect to any such liability or obligation).

                           (xii) At the  Contribution  Time, (i) EAPC shall have
                  good title to all of the ownership interests in EIT, free and clear of all Liens, and all of those ownership interests shall be owned by EAPC free and clear of any security interests, voting trusts, agreements, proxies, options or other restrictions; (ii) EIT will have no subsidiaries, no interest in any partnership or joint venture and will not hold shares of stock or other ownership interest in any corporation, trust or other Person; and (iii) there will be: (a) no existing subscriptions, options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire any shares of capital stock or other securities or interests of EIT; and
                  (b) no contracts, subscriptions, options, warrants, calls, commitments or rights to purchase or otherwise acquire, any securities or other interests that are convertible into or exchangeable for shares of capital stock or other securities or interests of EIT.

                           (xiii) With  respect to the Asset  Purchase  and Sale
                  Agreement   attached   hereto  as   Exhibit   A  (the   "Ozark
                  Agreement"):

                                    (a) the  employees  of  Ozark  which  are to
                           become employees of EIT under the terms of the Ozark Agreement shall, prior to or at the time of the contribution of EIT to NOARK, become employees of EAPC (or one of its Affiliates) and EAPC (or one of its Affiliates) shall bear, without reimbursement from NOARK, all of the cost and expense of such employees, including the obligation to make any severance, termination or other such payments to any of such employees; provided, however, if EAPC (or any of its Affiliates) utilizes any of such employees in providing services to NOARK (including any NOARK Related Entity) under The Amended and Restated Partnership Agreement of NOARK, then the costs of such employees in providing such services shall be reimbursed by NOARK in accordance with the Accounting Procedures attached to such Amended and Restated Partnership Agreement.

                                    (b) EIT will not agree to any  allocation of
                           the purchase price payable under the terms of the Ozark Agreement without first obtaining SWPL's agreement with or approval of the proposed allocation, which agreement or approval will not be unreasonably withheld;

                                    (c) Enogex shall be responsible for ensuring
                           that Natural Gas Clearinghouse ("NGC") fulfills its obligations under that certain Imbalance Makeup Agreement, dated December 15, 1997;

                                    (d) at the  Contribution  Time,  Ozark  will
                           have fully and completely complied with the compressor overhaul schedule and planned maintenance set forth on Exhibit D of the Ozark Agreement and NOARK will not, from and after the Contribution Time, bear or incur any cost or expense to perform any of the actions with respect to the Ozark Pipeline required to be performed by or at the expense of Ozark on such schedule prior to the closing of the transactions contemplated by the Ozark Agreement.

                  (h) Searcy Gathering Assets. At the time that the Searcy Gathering Assets are contributed to NOARK (the "Searcy Contribution Time"):

                           (i) Except as set forth on the Searcy Disclosure Schedule, no material claim, demand, filing, hearing, notice of violation, proceeding, notice or demand letter, investigation, administrative proceeding, civil, criminal or other action, suit or other legal proceeding will be pending or threatened, against EAPC relating to, resulting from or affecting the ownership or operation of the Searcy Gathering Assets, the consequences of which, individually or in the aggregate, could have a materially adverse effect on NOARK or any of the NOARK Related Entities. No notice from any governmental authority or any other person (including employees) will have been received by Enogex, EAPC or to its knowledge, the prior owner of the Searcy Gathering Assets (or any affiliate thereof) as to any material claim, demand, filing, hearing, notice of violation, proceeding, notice or demand letter, administrative proceeding, action, civil, criminal or other suit or other legal proceeding relating to, resulting from or affecting the ownership or operation of EAPC pertaining to the Searcy Gathering Assets, claiming any material violation of any law, statute, rule, regulation, ordinance, order decision or decree of any governmental authority (including, without limitation, any such law, rule, regulation, ordinance, order, decision or decree concerning the conservation of natural resources) pertaining to the Searcy Gathering Assets or claiming any material breach of any contract or agreement with any third-party pertaining to the Searcy Gathering Assets.

                           (ii) Except as set forth on the Searcy Disclosure Schedule, the Searcy Gathering Assets will have been and shall be continuing to be operated, in material compliance with the provisions and requirements of all laws, rules, regulations, ordinances, orders, decisions and decrees of all governmental authorities having jurisdiction with respect to the Searcy Gathering Assets or the ownership or operation thereof. All necessary material governmental permits, licenses and other authorizations with regard to the ownership or operation of the Searcy Gathering Assets by EAPC will have been obtained and maintained in effect; and no material violations or notices of violations, written or otherwise, will exist in respect to such permits, licenses or other authorizations.

                           (iii) Except as set forth on the Searcy Disclosure Schedule, (i) all of the material contracts, agreements and commitments relating to the ownership and operation of the Searcy Gathering Assets shall be in full force and effect and enforceable in accordance with their terms, and (ii) EAPC shall not be in material breach of, or with the lapse of time or the giving of notice, or both, would be in material breach of, any of its material obligations thereunder.

                           (iv) All  material  ad  valorem,  property  and other
                  taxes based on the ownership of the Searcy Gathering Assets that are then due and payable will have been properly and timely paid. Except as set forth on the Searcy Disclosure Schedule, all material amounts payable by EAPC under the terms of the contracts described in (c) above will have been properly and timely paid except for such amounts as are then being currently paid prior to delinquency in the ordinary course of business. Except as set forth on the Searcy
                  Disclosure Schedule, all material amounts then payable by third parties under the terms of the agreements described in
                  (iii) above will be properly and timely paid to EAPC.

                           (v) At the Searcy  Contribution Time, EAPC shall have
                  good title to all of the Searcy Gathering Assets free of all Liens, except for (i) liens for current taxes and assessments that are not yet due and payable; (ii) mechanics', warehousemen's, landlords' and other similar statutory liens securing the payment of amounts that are not yet due and payable and (iii) other EAPC Permitted Liens.

                           (vi) To the best of EAPC's knowledge after due inquiry, the equipment related to the Searcy Gathering Assets will have been maintained in satisfactory operating condition and will be capable of being used in the operation of the Searcy Gathering Assets in the manner in which it has been historically operated without present need for repair or replacement except in the ordinary course of business.

                           (vii) Accurate and complete copies of all material leases, instruments, contracts, agreements, permits, licenses, rights-of-ways, certificates and other documents in connection with the transactions contemplated by this Agreement will have been delivered or otherwise made available to NOARK and SWPL.

                           (viii) Environmental Compliance.  Except as set forth
                  on the Searcy Disclosure Schedule:

                           (a) EAPC will have obtained all Environmental Permits
                  relating to the Searcy Gathering Assets, which are then required under any applicable Environmental Laws.

                           (b) EAPC and the Searcy  Gathering  Assets will be in
                  material compliance with all terms and conditions of such Environmental Permits and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such Environmental Laws or contained in any regulation, code, plan, order, decree, judgment or notice or demand letter from a governmental entity issued, entered, promulgated or approved thereunder as they will then apply to EAPC and the Searcy Gathering Assets.

                           (c) Enogex or EAPC will not have received any notification from any governmental authority or any other person that any of the current or former properties, assets or operations of EAPC pertaining to the Searcy Gathering Assets or the Searcy Gathering Assets will then be in or claimed to be in material violation of any applicable Environmental Laws.

                           (d) There  will be no  material  civil,  criminal  or
                  administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter from a governmental entity pending or threatened against EAPC with respect to the Searcy Gathering Assets claiming a violation of, or any probable or potential violation of, any applicable Environmental Laws.

                           (e) To the best of their knowledge after due inquiry,
                  there will be no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans, which will interfere with, or prevent material compliance or continued material compliance with, the Environmental Laws or with any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter from any governmental entity issued, entered, promulgated or approved thereunder, or which will give rise to any legal liability, including, without limitation, liability under CERCLA or similar state or local laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, or investigation which would be materially adverse, individually or in the aggregate, to EAPC or the Searcy Gathering Assets based on or resulting from the conduct of the business of EAPC as it pertains to the ownership and operation of the Searcy Gathering Assets or the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial toxic or hazardous material, substance or waste from the Searcy Gathering Assets. To the best of their knowledge after due inquiry, no release, emission or discharge into the environment of any hazardous substance (as that term is currently defined under CERCLA or any applicable analogous state law) will have occurred or will then be occurring in connection with the conduct of the business of EAPC as it pertains to the ownership and operation of the Searcy Gathering Assets, as a result of which release, emission or discharge, individually or in the aggregate, there would be a material adverse affect on EAPC. To the best of their knowledge after due inquiry, the real property then owned or leased by EAPC pertaining to the Searcy Gathering Assets or upon which EAPC will then have a right-of-way pertaining to the Searcy Gathering Assets will contain no spill, deposit or discharge of any hazardous substance (as that term is then defined under CERCLA or any applicable analogous state law), as a result of which spill, deposit or discharge, individually or in the aggregate, there would be a material adverse effect on EAPC or the Searcy Gathering Assets.

                           (ix) All  material  taxes based upon,  measured by or
                  imposed with respect to EAPC pertaining to the Searcy Gathering Assets or the prior owner of the Searcy Gathering Assets which are attributable to the period on or before the Searcy Contribution Time will have been paid or deposited to the extent required to be so paid or deposited.

                           (x) To the best of  their  knowledge,  except  as set
                  forth on the Searcy Disclosure Schedule, or in the Asset Purchase and Sale Agreement attached as Exhibit "C," EAPC will not have any material liabilities or obligations pertaining to the Searcy Gathering Assets of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including without limitation, any liability for taxes and interest, penalty or other charges payable with respect to any such liability or obligation).

                  (i) Brokers. They have not employed, directly or indirectly for their benefit, any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees, and no broker or finder has acted directly or indirectly for them in connection with this Agreement or the transactions contemplated hereby.

                  (j) Material Fact. To the best of their knowledge, no representation or warranty in this Section 11, contains any untrue statement of a material fact or omits to state any material fact which is necessary to make any of the representations and warranties made herein, in light of the circumstances in which they are made, not misleading.

                  (k) No Reliance. Except as to the representations of SWN or SWPL expressly set forth in Section 12 of this Agreement, Enogex and EAPC have not relied upon any oral or written statements, representations, or warranties which may have been made by or on behalf of SWN or SWPL or upon any written reports, financial or production data, business plans, projections, forecasts, projections of feedstock availability or evaluations, or any environmental reports, audits, studies or assessments, or any other written materials, copies of which may have been furnished to Enogex or EAPC or as to which Enogex or EAPC may have been provided access in connection with the transactions contemplated by this Agreement. TO THE EXTENT THAT ENOGEX OR EAPC HAVE BEEN FURNISHED COPIES OF OR BEEN PROVIDED ACCESS TO ANY OF THE FOREGOING, ENOGEX AND EAPC ACKNOWLEDGE THAT NEITHER SWN, SWPL NOR ANY OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES AND AGENTS, HAS MADE, AND HEREBY EXPRESSLY DISCLAIM, ANY REPRESENTATIONS OR WARRANTIES AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION, DATA OR MATERIALS (WHETHER WRITTEN OR
         ORAL) WHICH MAY HAVE BEEN FURNISHED TO ENOGEX OR EAPC OR THEIR REPRESENTATIVES OR AGENTS BY OR ON BEHALF OF SWN OR SWPL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY.

         12. Representations and Warranties of SWN and SWPL. SWN and SWPL, jointly and severally, hereby represent and warrant as follows:

                  (a) Organization. SWN is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Arkansas with full corporate power to carry on its business as now being conducted. SWPL is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Arkansas with full corporate power to carry on its business as now being conducted.

                  (b) Power and Authority; Enforceability. Each has all requisite corporate power and authority to enter into this Agreement and the other documents to be entered into by it at the Closing as provided for under this Agreement and to perform its obligations hereunder and thereunder. This Agreement has been and such other documents will have been at the Closing duly authorized, executed and delivered by SWN and SWPL, and, assuming due authorization, execution and delivery of the other Parties thereto, constitute legal, valid and binding obligations enforceable in accordance with their terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and (ii) the remedy of specific performance and injunction and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (c) No Conflict with Other Instruments or Consents. Neither the execution and delivery of this Agreement or the other documents to be entered into by SWN or SWPL at the Closing as provided for in this Agreement, nor the consummation of the transactions contemplated hereby or thereby (i) will conflict with or result in (or with giving of notice or passage of time or both would result in) a material breach, default or violation of (A) any of the terms, provisions or conditions of their charters, as amended, or bylaws, as amended or (B) any material agreement, document, instrument, judgment, decree, order, governmental permit, certificate or license to which either of them, NOARK or AWP is a party or to which either of them, NOARK or AWP is subject or by which their NOARK's or AWP's material property is bound,
         (ii) will result in the creation of any lien, charge or other encumbrance on any of their material property or assets or (iii) will require them, NOARK or AWP to obtain the consent of any private nongovernmental Third Person, except for the consent of The First National Bank of Chicago required under the loan documents referred to in item (a) of the definition of "NOARK Debt" in Section 1. No consent, action, approval or authorization of, or registration, declaration or filing with, any governmental department, commission, agency or other instrumentality having jurisdiction over either of them, NOARK or AWP is required by them, NOARK or AWP to authorize the execution and delivery by them of this Agreement or the other documents to be entered into by them at the Closing as provided for in this Agreement or, except for the authorizations contemplated in Section 6 and 10 above, the consummation of the transactions contemplated hereby and thereby.

                  (d) Accuracy of Representations and Warranties. All of their representations and warranties contained in this Agreement shall be true in all material respects at and as of the Closing and such other times as specifically set forth herein as if such representations and warranties were made at and as of the Closing and such other times, and they shall perform, at or prior to the relevant Closing and such other times as specifically set forth herein, all agreements and covenants required by this Agreement to be performed by them at or prior to the relevant Closing and such other times.

                  (e)  Litigation.   There  are  no  suits,   actions,   claims,
         proceedings   or   investigations   pending  or  to  their   knowledge,
         threatened, seeking to prevent or challenge the transactions contemplated by this Agreement.

                  (f) NOARK Interests. At the Closing, SWPL shall have good title to the SWPL Interest, free and clear of all Liens, except for Liens securing the NOARK Debt and the Enogex loan referenced in Section 9(c) above.

                  (g) NOARK and AWP Operations. With respect to the activities and operations of NOARK and AWP:

                           (i) SWPL has been the managing partner and the operator of NOARK since its in-service date and SWN was the managing partner of NOARK Pipeline System, an Arkansas general partnership, from its creation until its termination. AWG has been the operator of AWP since its creation and was and will be the operator of AWP, and its related assets, from its creation until it is merged into AWP L.L.C.

                           (ii) There are not now, and never have been, any employees of NOARK or AWP and there are no "employee benefit plans" (as such term is defined in Section 3(3) of the Employment Retirement Income Security Act of 1974) sponsored by, maintained by or to which NOARK or AWP have contributed).

                           (iii) The principal asset of NOARK is the NOARK Pipeline System which is more fully described on Schedule 12(g)(iii), and the principal asset of AWP is the AWP Pipeline System which is more fully described on Schedule 12(g)(iii) as well. The NOARK Pipeline System and the AWP Pipeline System are herein referred to as the "Pipeline."

                           (iv) Schedule  12(g)(iv)  attached  hereto contains a
                  complete and accurate list of all material contracts, agreements and commitments to which NOARK or AWP, or any of their assets, are bound, including, but not limited to: (a) any agreement with SWPL or any of its Affiliates; (b) any material gas transportation agreements; (c) any material agreement currently in effect with a general contractor for the construction of any of the Pipeline; (d) any agreement with any lender; (e) any material agreement to sell, lease or otherwise dispose of any interest in any of NOARK's or AWP's assets; (f) any material operating agreement or operating and maintenance agreement of NOARK or AWP; and (g) any contract that has a significant impact on the Pipeline, NOARK, AWP or any of their assets.

                           (v) Except as  described  on  Schedule  12(g)(v),  no
                  material claim, demand, filing, hearing, notice of violation, proceeding, notice or demand letter, investigation, administrative proceeding, civil, criminal or other action, suit or other legal proceeding is pending or threatened, against NOARK, AWP or SWPL relating to, resulting from or affecting the ownership or operation of the Pipeline, NOARK or AWP, no notice from any governmental authority or any other person (including employees) has been received by SWPL, NOARK or AWP as to any material claim, demand, filing, hearing, notice of violation, proceeding, notice or demand letter, administrative proceeding, action, civil, criminal or other suit or other legal proceeding relating to, resulting from or affecting the ownership or operation of NOARK, AWP or the Pipeline, claiming any material violation of any law, statute, rule, regulation, ordinance, order decision or decree of any governmental authority (including, without limitation, any such law, rule, regulation, ordinance, order, decision or decree concerning the conservation of natural resources) or claiming any material breach of any contract or agreement with any third party.

                           (vi) NOARK, AWP and the Pipeline have been and currently are operated, and NOARK and AWP and the Pipeline are, in material compliance with the provisions and requirements of all laws, rules, regulations, ordinances, orders, decisions and decrees of all governmental authorities having jurisdiction with respect to the Pipeline, NOARK or AWP or the ownership or operation thereof. All necessary material governmental permits, licenses and other authorizations with regard to the ownership or operation of the Pipeline by NOARK or AWP have been obtained and maintained in effect; and no material violations or notices of violations, written or otherwise, exist in respect to such permits, licenses or other authorizations.

                           (vii) All of the contracts described in Schedule 12(g)(iv) attached hereto are in full force and effect and enforceable in accordance with their terms, and neither SWPL , NOARK nor AWP is in material breach of, or with the lapse of time or the giving of notice, or both, would be in material breach of, any of its obligations thereunder.

                           (viii) All  material ad valorem,  property  and other
                  taxes based on the ownership of the assets of NOARK or AWP and the Pipeline that are due and payable have been properly and timely paid. All material amounts payable by either NOARK, AWP, or SWPL under the terms of the contracts described in
                  Schedule 12(g)(iv) attached hereto have been properly and timely paid except for such expenses as are being currently paid prior to delinquency in the ordinary course of business. All material amounts payable by third parties under the terms of the agreements described on Schedule 12(g)(iv) of this Agreement are being properly and timely paid to SWPL, NOARK or AWP, as the case may be.

                           (ix) NOARK shall have good title to the NOARK Pipeline System at the Closing and AWP L.L.C. or AWP, as applicable, shall have good title to the AWP Pipeline System at the AWP Contribution Time and their other respective properties, contracts and assets, real and personal, all of which are, or shall be, as applicable, free of all Liens, except for (a) Liens listed on Schedule 12(g)(ix) attached hereto; (b) liens for current taxes and assessments that are not yet due and payable; and (c) mechanics', warehousemen's, landlords' and other similar statutory liens securing the payment of amounts that are not yet due and payable and
                  (d) other Permitted Liens.

                           (x) To the best of SWPL's knowledge after due inquiry, the equipment related to the Pipeline has been maintained in satisfactory operating condition and is capable of being used in the operation of the Pipeline in the manner in which it has been historically operated without present need for repair or replacement except in the ordinary course of business.

                           (xi) Accurate and complete copies of all material leases, instruments, contracts, agreements, permits, licenses, rights-of-ways, certificates and other documents in connection with the transactions contemplated by this Agreement have been delivered or otherwise made available to Enogex and EAPC.

                           (xii) SWPL has delivered to Enogex and EAPC copies of
                  the following financial statements of NOARK and AWP (collectively referred to herein as the "Financial Statements");

                                    (a)     The   audited   (as  to  NOARK)  and
                                            unaudited (as to AWP) Balance Sheets
                                            dated as of December 31, 1996.

                                    (b)     The   audited   (as  to  NOARK)  and
                                            unaudited   (as   to   AWP)   Income
                                            Statements for the fiscal year ended
                                            December 31, 1996.

                                    (c)     The  unaudited  Statements  of  cash
                                            flow  for  the  fiscal  years  ended
                                            December 31, 1996, December 31, 1995
                                            and December
                                            31, 1994.

                                    (d)     The   audited   (as  to  NOARK)  and
                                            unaudited (as to AWP) Balance Sheets
                                            as of December 31, 1995 and December
                                            31,  1994,  and the  audited  (as to
                                            NOARK) and the unaudited (as to AWP)
                                            Income  Statements  for  the  fiscal
                                            years  ended  December  31, 1995 and
                                            December 31, 1994.

                  The books and records of NOARK and AWP have been kept and maintained in accordance with the FERC uniform system of accounts. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and the FERC uniform system of accounts, as applicable, except as noted therein, and fairly present in all material respects (i) the financial position of NOARK and AWP, as applicable, as of the respective dates set forth therein and (ii) the results of the operations and cash flows of NOARK and AWP, as applicable, for the fiscal periods set forth therein.

                           (xiii) Except as described on Schedule 12(g)(xiii), since December 31, 1996, in the aggregate, there have been no material adverse changes in (a) the assets, liabilities or financial condition of NOARK or AWP or (b) the business, financial conditions or results of operations of NOARK or AWP.

                           (xiv)    Environmental Compliance.

                           (a) NOARK and AWP have obtained all material permits,
                  licenses and other authorizations ("Environmental Permits") relating to NOARK, AWP and the Pipeline, which are required under applicable laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes (collectively, the "Environmental Laws").

                           (b) NOARK, AWP and the Pipeline are in material compliance with all terms and conditions of such Environmental Permits and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such Environmental Laws or contained in any regulation, code, plan, order, decree, judgment or notice or demand letter from a governmental entity issued, entered, promulgated or approved thereunder as they apply to NOARK, AWP or the Pipeline.

                           (c)  SWPL,   NOARK  or  AWP  has  not   received  any
                  notification from any governmental authority or any other person, nor does SWPL have knowledge that any of the current or former properties, assets or operations of NOARK or AWP are in or claimed to be in material violation of any applicable Environmental Laws.

                           (d) There is no material civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter from a governmental entity pending or, to SWPL's knowledge, threatened against NOARK, AWP or SWPL, with respect to NOARK, AWP or the Pipeline claiming a violation of, or any probable or potential violation of, any applicable Environmental Laws.

                           (e)  To  the  best  of  their  knowledge,  after  due
                  inquiry, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans, which will interfere with, or prevent material compliance or continued material compliance with, the Environmental Laws or with any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter from any governmental entity issued, entered, promulgated or approved thereunder, or which will give rise to any legal liability, including, without limitation, liability under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or similar state or local laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, or investigation which would be materially adverse to SWPL, NOARK, AWP or the Pipeline, based on or resulting from the conduct of the business of NOARK or AWP, including the ownership and operation of the Pipeline, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial toxic or hazardous material, substance or waste. To the best of their knowledge, after due inquiry, no release, emission or discharge into the environment of any hazardous substance (as that term is currently defined under CERCLA or any applicable analogous state law) has occurred or is currently occurring in connection with the conduct of the business of NOARK or AWP, including the ownership and operation of the Pipeline, as a result of which release, emission, or discharge, there would be a material adverse effect on SWPL, NOARK or AWP. To the best of SWPL's knowledge, the real property currently owned or leased by NOARK and AWP or upon which NOARK or AWP has a right-of-way contains no spill, deposit or discharge of any hazardous substance (as that term is currently defined under CERCLA or any applicable analogous state law), as a result of which spill, deposit or discharge, there would be a material adverse effect on SWPL, NOARK, AWP or the Pipeline.

                           (xv) All  material  taxes based upon,  measured by or
                  imposed with respect to NOARK or AWP which are attributable to the period on or before the Closing Date, or with respect to AWP or AWP L.L.C., as applicable, which are attributable to the period on or before the date AWP is contributed to NOARK or AWP is merged into AWP L.L.C. and contributed to NOARK, as applicable, (in either case the "AWP Contribution Time"), respectively, have been or will be paid or deposited, to the extent required to be so paid or deposited, or accruals (for taxes not yet due and owing based on a good faith estimate of the taxes anticipated to be owed) will have been made on the books of NOARK, AWP and/or AWP L.L.C., as applicable and all returns, statements and reports with respect to such taxes which are required to be filed on or before the Closing Date or in the case of AWP or AWP L.L.C., as applicable, the AWP Contribution Time have been (or will have been by the Closing Date or in the case of AWP or AWP L.L.C., as applicable, by the AWP Contribution Time) filed. All tax returns filed by NOARK or AWP on or before the Closing, and also in the case of AWP that will have been filed prior to the AWP Contribution Time, constitute, or will constitute, complete and accurate representations of their tax liabilities for such years and accurately set forth or will set forth all material items

                  (to the extent required to be included or reflected in such returns) relevant to their future tax liabilities, including the tax basis of their material properties and assets. Except as set forth on Schedule 12(g)(xv), none of SWPL, NOARK, nor AWP has waived or extended, or in the case of AWP will have waived or extended at the AWP Contribution Time, any applicable statute of limitations relating to the assessment of federal, state, local or foreign taxes. Except as provided in Schedule 12(g)(xv) no examinations of the federal, state, local or foreign tax returns of NOARK or AWP are currently in progress nor, in the case of AWP or AWP L.L.C. will be in progress at the AWP Contribution Time nor, to the best of SWPL's knowledge, is or will be any such examination noticed or threatened. No material issue or issues have been raised in connection with any prior or pending review or audit of said federal, state, local or foreign tax returns which may be expected to be raised in the future by such taxing authorities in connection with the audit or review of the tax returns of NOARK, AWP or AWP L.L.C. AWP or AWP L.L.C. is not a party to any tax sharing or similar agreement, and it has no liability for taxes of any other corporation.

                           (xvi) An election  under  Section 754 of the Internal
                  Revenue Code, as amended, has not been made by NOARK, AWP nor AWP L.L.C.

                           (xvii) NOARK is an Arkansas limited partnership, duly
                  formed, validly existing and in good standing under the laws of the State of Arkansas with full power to carry on its business as now being conducted.

                           (xviii)  NOARK is, and has been  since its  creation,
                  treated as a limited partnership for all purposes under state and federal tax laws, rules and regulations.

                           (xix) Except as set forth in Schedule 12(g)(xix), there are no patents, franchises, trademarks, service marks, licenses, copyrights, trade secrets (as defined in 78 Okla. Stat. ss. 86) or other assets of the same types as those enumerated  above  which  are  used  in the  operation  of the businesses of NOARK or AWP. NOARK and AWP are in material compliance with all such items set forth in Schedule 12(g)(xix). To the best of their knowledge, after due inquiry, the conduct of the businesses of NOARK and AWP does not conflict with, infringe upon or violate the patents, franchises, trademarks, service marks, processes, process technology or copyrights or other intangible assets of any other person or entity.

                           (xx) To the best of their knowledge, after due inquiry, all material receivables of NOARK, AWP and AWP L.L.C. are fully collectible.

                           (xxi) To the best of their  knowledge,  neither NOARK
                  nor AWP has nor will AWP L.L.C. or AWP, as applicable, at the AWP Contribution Time have, any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including without limitation, any liability for taxes and interest, penalty or other charges payable with respect to any such liability or obligation)
                  which are not disclosed in the Financial Statements, or elsewhere in this Agreement or the Schedules to this Agreement.


         For purposes of this Section 12(g), all representations regarding AWP shall be deemed made at the Closing and all such representations shall be deemed to be applicable to AWP L.L.C. and made with respect to AWP L.L.C. at the AWP Contribution Time.

                  (h) At the Closing SWN shall have good title to all of the stock of AWP free and clear of all Liens, and at the AWP Contribution Time, SWPL shall have good title to all of the ownership interests in AWP L.L.C., or twenty-five percent (25%) of the stock of AWP, as applicable, free and clear of all Liens. At the Closing with respect to AWP, and at the AWP Contribution Time with respect to AWP L.L.C. or AWP, as applicable, all of these ownership interests shall be owned by SWN or SWPL, as applicable, free and clear of any security interests, voting trusts, agreements, proxies, options or other restrictions. At the Closing AWP will have and at the AWP Contribution Time, AWP or AWP L.L.C., as applicable, will have, no subsidiaries, no interest in any partnership or joint venture and does not hold shares of stock or other ownership interest in any corporation, trust or other Person. At the Closing with respect to AWP, and at the AWP Contribution Time with respect to AWP L.L.C. or AWP, as applicable, there will be: (a) no existing subscriptions, options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire any shares of capital stock or other securities or interests of AWP and/or AWP L.L.C., as applicable; and (b) no contracts, subscriptions, options, warrants, calls, commitments or rights to purchase or otherwise acquire, any securities or other interests that are convertible into or exchangeable for shares of capital stock or other securities or interests of AWP and/or AWP L.L.C., as applicable.

                  (i) At the Closing, SWPL shall have good title to all of the assets to be contributed to OGG L.L.C. under Section 7(b)(i) and to NOARK under Section 7(b)(ii) above, free and clear of all Liens.

                  (j) NGMC. NGMC has been terminated and all of the assets of NGMC are now owned by NGSC.

                  (k) Brokers. They have not employed, directly or indirectly for their benefit, any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees, and no broker or finder has acted directly or indirectly for them in connection with this Agreement or the transactions contemplated hereby.

                  (l)  Full  Disclosure.  To the  best of  their  knowledge,  no representation or warranty in this Section 12 (including the information in the Schedules attached to this Agreement), contains any untrue statement of a material fact or omits to state any material fact which is necessary to make any of the representations and warranties made herein, in light of the circumstances in which they are made, not misleading.

                  (m) No Reliance.  Except as to the  representations  of Enogex and EAPC expressly set forth in Section 11 of this Agreement, SWN and SWPL have not relied upon any oral or written statements, representations, warranties which may have been made by or on behalf of ENOGEX or EAPC or upon any written reports, financial or production data, business plans, projections, forecasts, projections of feedstock availability or evaluations, or any environmental reports, audits, studies or assessments, or any other written materials, copies of which may have been furnished to SWN or SWPL or as to which SWN or SWPL may have been provided access in connection with the transactions contemplated by this Agreement. TO THE EXTENT THAT SWN OR SWPL HAVE BEEN FURNISHED COPIES OF OR BEEN PROVIDED ACCESS TO ANY OF THE FOREGOING, SWN AND SWPL ACKNOWLEDGE THAT NEITHER ENOGEX NOR EAPC NOR ANY OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES AND AGENTS, HAS MADE, AND SWN AND SWPL HEREBY EXPRESSLY DISCLAIM ANY REPRESENTATIONS OR WARRANTIES AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION, DATA OR MATERIALS (WHETHER WRITTEN OR ORAL) WHICH MAY HAVE BEEN FURNISHED TO SWN AND SWPL OR THEIR REPRESENTATIVES OR AGENTS BY OR ON BEHALF OF ENOGEX OR EAPC IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY.

         13.      Expenses.

                  (a) Expenses of the Transaction.  Except as otherwise provided herein, each of the Parties shall bear their respective expenses, costs and fees (including attorneys' and accountants' fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith, whether or not the transactions contemplated hereby shall be consummated.

                  (b) Partnership Expenses. After the Closing, all of the costs and expenses of NOARK, and the entities owned by NOARK, shall be handled in accordance with the Amended and Restated Partnership Agreement of NOARK attached as Exhibit "F," or as otherwise provided in this Agreement.

         14.      Conditions to Closing.

                  (a) Each Party. The obligations of the Parties to consummate the transactions contemplated hereby at the Closing shall be subject to the fulfillment on or prior to the Closing Date of the condition that the consummation of such transactions shall not have been restrained, enjoined or otherwise prohibited by any order of any governmental authority whether judicial or administrative.

                  (b) SWN and SWPL. The obligations of SWN and SWPL to consummate the actions contemplated hereby at the Closing shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

                           (i) The  representations and warranties of Enogex and
                  EAPC contained herein will be accurate in all material respects at and as of the Closing as though such representations and warranties had been made at and as of such Closing; all terms, covenants and conditions of this Agreement to be complied with and performed by Enogex and EAPC at or before the relevant Closing will have been duly complied with and performed; and Enogex and EAPC will have delivered to SWN and SWPL certificates in the form attached as Exhibit "M" dated as of the Closing and signed by the President or any Vice President thereof to the foregoing effect.

                           (ii) EAPC shall have  acquired all of the  Prudential
                  Interest as contemplated by Section 2(a) above.

                           (iii) EAPC shall have acquired all of the SEMCO Interest as contemplated by Section 2(b) above.

                           (iv)  EIT  shall  have   entered  into  a  definitive
                  agreement  to  acquire  the   pipeline   assets  of  Ozark  as
                  contemplated by Section 3 above.

                           (v) SEMCO  Energy,  Inc.  and any of its  appropriate
                  Affiliates shall have executed the Mutual Release and Settlement Agreement between SWN, SWPL any of their appropriate Affiliates and SEMCO Energy, Inc. and any of its appropriate Affiliates in the form attached hereto as Exhibit "D."

                           (vi)  EAPC  shall  have   executed  the  Amended  and
                  Restated Partnership Agreement of NOARK in the form attached hereto as Exhibit "F."

                           (vii) NOARK shall have entered into a new loan agreement with Enogex and shall have used the proceeds of such loan to pay a portion of the NOARK Debt as contemplated by
                  Section 9(c).

                           (viii) The consents  required to be obtained from the
                  lenders of the NOARK Debt as contemplated by Section 9 shall have been obtained.

         SWN and SWPL may waive any condition specified in this Section 14(b) if they execute a writing so stating at or prior to the Closing.

                  (c) Enogex and EAPC. The obligations of Enogex and EAPC to consummate the actions contemplated hereby at the Closing shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

                           (i) The  representations  and  warranties  of SWN and
                  SWPL contained herein will be accurate in all material respects at and as of the Closing as though such representations and warranties had been made at and as of such Closing; all terms, covenants and conditions of this Agreement to be complied with and performed by SWN and SWPL at or before the relevant Closing will have been duly complied with and performed; and SWN and SWPL will have delivered to Enogex and EAPC certificates in the form attached as Exhibit "N" dated as of the Closing and signed by the President or any Vice President thereof to the foregoing effect.

                           (ii) EAPC shall have  acquired all of the  Prudential
                  Interest as contemplated by Section 2(a) above.

                           (iii) EAPC shall have acquired all of the SEMCO Interest as contemplated by Section 2(b) above.

                           (iv)  EIT  shall  have   entered  into  a  definitive
                  agreement  to  acquire  the   pipeline   assets  of  Ozark  as
                  contemplated by Section 3 above.

                           (v) SWPL shall have  contributed all of the assets of
                  NGSC specified on Exhibit "G", free and clear of all Liens, except for SWPL Permitted Liens.

                           (vi) The  Mutual  Release  and  Settlement  Agreement
                  between SWN, SWPL, and any of their appropriate Affiliates and SEMCO Energy, Inc. and any of its appropriate Affiliates in the form attached as Exhibit "D" shall have been fully executed.

                           (vii) SWPL shall have contributed to NOARK all of the
                  items described in Section 7(b)(ii) above free and clear of all Liens.

                           (viii) SWPL shall have executed the Amended and Restated Partnership Agreement of NOARK in the form attached hereto as Exhibit "F."

                           (ix) NOARK shall have entered into a new loan agreement with Enogex and shall have used the proceeds of such loan to pay a portion of the NOARK Debt as contemplated by
                  Section 9(c).

                           (x) The  consents  required to be  obtained  from the
                  lenders of the NOARK Debt as contemplated by Section 9 shall have been obtained.

                           (xi) SWPL shall continue to own all of the SWPL Interest as contemplated by Section 2(c) above.

         Enogex and EAPC may waive any condition specified in this Section 14(c) if it executes a writing so stating at or prior to the Closing.

         15.      Indemnification.

                  15.1     SWN and SWPL Indemnity.

                  (a) SWN and SWPL, from and after the Closing Date, shall jointly and severally indemnify and hold Enogex and EAPC and their Affiliates (other than NOARK and any NOARK Related Entity), and their respective officers, directors, shareholders, employees, agents, representatives, successors and assigns (collectively the "Enogex Indemnified Parties") harmless from and against and in respect of, and will reimburse the Enogex Indemnified Persons for any and all damage, loss, cost, claims, demands, assessments, judgments, deficiencies or liability (whether based on contract, tort, product liability, strict liability or otherwise), including without limitation all reasonable expenses (including interest, penalties, attorneys' and accountants' fees and costs of investigation) net of any insurance proceeds received by reason of such damage, loss, cost, claims, demands, assessments, judgments, deficiencies as provided in Section 15.3 (collectively, "Damages") incurred by any of the Enogex Indemnified Parties, directly or indirectly, resulting from or in connection with any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement by or on the part of SWN and/or SWPL hereunder whether prior to or subsequent to the Closing. Notwithstanding anything herein to the contrary, for purposes of Section 15.1, the representations and warranties in Section 12(g) shall be read, construed and enforced as if there were no qualifications or exceptions therein as to knowledge or matters disclosed in the schedules to the Agreement referenced therein.

                  (b) SWN and SWPL, from and after the Closing Date shall jointly and severally indemnify and hold NOARK and any NOARK Related Entity harmless from and against and in respect of and will reimburse NOARK and any NOARK Related Entity for (i) 60% of any and all Damages incurred by NOARK and/or any of the NOARK Related Entities resulting from claims of Third Persons incurred by NOARK and/or any of the NOARK Related Entities directly or indirectly resulting from or in connection with the ownership, the assets or operations of NOARK which are attributable to the period prior to the Closing, regardless of the date actually incurred and (ii) any and all Damages resulting from claims of Third Persons, SWN, SWPL, or their Affiliates (other than NOARK or any NOARK Related Entity) incurred by NOARK and/or any of the NOARK Related Entities directly or indirectly resulting from or in connection with
         (x) AWP, AWP L.L.C. and/or their respective assets and operations which are attributable to the period prior to the AWP Contribution Time regardless of the date actually incurred and (y) the assets of NGSC which are contributed to NOARK pursuant to Section 7(b), and the operation thereof, which are attributable to the period prior to the Closing, regardless of the date actually incurred.

                  (c)  The  Parties   acknowledge  and  agree  that  the  Enogex
         Indemnified Parties shall
         not receive any double recovery of Damages under Section 15.1(a)and(b).

                  15.2     Enogex and EAPC Indemnity.

                  (a) Enogex and EAPC, from and after the Closing Date, shall jointly and severally indemnify and hold SWN and SWPL and their Affiliates (other than NOARK and any NOARK Related Entity), and their respective officers, directors, shareholders, employees, agents, representatives, successors and assigns (collectively the "SWN Indemnified Parties") harmless from and against and in respect of, and will reimburse the SWN Indemnified Parties for (a) any and all Damages incurred by any of the SWN Indemnified Parties, directly or indirectly, resulting from or in connection with any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement by or on the part of Enogex and/or EAPC hereunder whether prior to or subsequent to the Closing. Notwithstanding anything herein to the contrary, for purposes of Section 15.2, the representations and warranties in Section 11(g) and (h) shall be read, construed and enforced as if there were no qualifications or exceptions therein as to knowledge or matters disclosed in the Ozark Disclosure Schedule or Searcy Disclosure Schedule.

                  (b) Enogex and EAPC, from and after the Closing Date shall jointly and severally indemnify and hold NOARK and any NOARK Related Entity harmless from and against and in respect of, and will reimburse NOARK and any NOARK Related Entity for (i) 40% of any and all Damages resulting from claims of Third Persons incurred by NOARK and/or any of the NOARK Related Entities directly or indirectly resulting from or in connection with the ownership, the assets or operations of NOARK which are attributable to the period prior to the Closing, regardless of the date actually incurred and (ii) any and all Damages resulting from claims of Third Persons, Enogex, EAPC or their Affiliates (other than NOARK or any NOARK Related Entity) incurred by NOARK and/or any of the NOARK Related Entities directly or indirectly resulting from or in connection with (y) the Searcy Gathering Assets which are to be contributed to NOARK pursuant to Section 4 above, and the operation thereof, which are attributable to the period prior to the Searcy Contribution Time regardless of the date actually incurred and (z) the pipeline assets of Ozark which are contributed to NOARK (as a result of the contribution of EIT to NOARK as contemplated in Section 3), and the operation thereof, which are attributable to the period prior to the Contribution Time, regardless of the date actually incurred.

                  (c) The Parties acknowledge and agree that the SWN Indemnified Parties shall not receive any double recovery of Damages under Section 15.2(a) and (b).

                  15.3     Reimbursement for Recoveries by Indemnified Party.

                  (a) In any case where an indemnified party recovers from third parties all or any part of any amount paid to it by an indemnifying party pursuant to this Section 15, such indemnified party shall promptly pay over to the indemnifying party the amount so recovered

         (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery and any additional amounts owed to the indemnified party by the indemnifying party under this Agreement), but not in excess of any amount previously so paid by the indemnifying party.

                  (b) The indemnified party shall be obligated to file diligently and in good faith any claim for Damages with any applicable insurer prior to collecting an indemnification payment under this
         Section 15. However, an indemnified party shall be entitled to collect an indemnification payment under this Section 15 if such indemnified party has not received reimbursement from an applicable insurer within six months after it has given such insurer written notice of its claim. In such event, the indemnified party shall assign to the indemnifying party any and all rights against its insurers.

                  15.4 Third Person Claim. If a claim by a Person other than the Parties is made against one or more of the Enogex Indemnified Parties or the SWN Indemnified Parties (the "Indemnified Party"), and if the Indemnified Party intends to seek indemnity with respect thereto under this Section 15, the Indemnified Party shall promptly notify the Party or Parties having an indemnification obligation with respect to such claim (the "Indemnifying Party") of such claim. The Indemnifying Party shall have 15 days after receipt of such notice to notify the Indemnified Party of its agreement to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith; provided, however, that (a) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party, provided that the fees and expenses of such counsel shall be borne by the Indemnified Party, and
         (b) the Indemnifying Party shall promptly assume and hold the Indemnified Party harmless from and against the full amount of any loss, damage or expense resulting therefrom. So long as the Indemnifying Party is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim, to the extent such claim is subject to the indemnity provisions of this
         Section 15. If the Indemnifying Party does not notify the Indemnified Party within 15 days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to take over the defense of such claim and to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement, including without limitation the right to reimbursement for all fees, costs and expenses incurred by the Indemnified Party (including attorneys' fees and costs of investigation) in such defense and in contesting, settling or compromising such claim. The Indemnifying Party shall not, except with the consent of the Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the Person or Persons asserting such claim an unconditional release to all Indemnified Parties from all liability with respect to such claim or consent to entry of any judgment.

                  15.5 Survival. All representations, covenants, agreements and warranties of the Parties or any authorized representative thereof contained in this Agreement or in any certificate delivered in connection herewith shall be and remain in full force and effect notwithstanding any investigation made by or disclosure made to any party hereto, whether before or after the date hereof and shall survive the execution and delivery of this Agreement and the Closing; provided, however, the representations and warranties contained in Sections 11 and 12 shall only survive for a period of three (3) years from the Closing Date and any claim for breach of such representations and warranties contained in Sections 11 and 12 must be asserted in writing during such three (3) year survival period or shall be deemed waived, except that the representations and warranties contained in Section 12(g)(xv) shall survive for the applicable statute of limitations for the assessment or collection of any taxes.

                  15.6 Limitation on Liability for Breach of Representations and Warranties Contained in Sections 11 and 12. Enogex and EAPC's maximum aggregate liability to SWN and SWPL for breaches of representations and warranties contained in Section 11 shall not exceed five million dollars ($5,000,000). Similarly, SWN and SWPL's maximum aggregate liability to Enogex and EAPC for breaches of representations and warranties contained in Section 12 shall not exceed five million dollars ($5,000,000).

         16. Brokers. Regardless of whether any Closing shall occur, each Party shall indemnify and hold harmless the other Parties from and against any and all liability for any brokers' or finders' fees arising with respect to brokers or finders retained or engaged by such Party in respect of the transactions contemplated by this Agreement.

         17. Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any Party to the others (herein collectively called "Notice") shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

         If to SWN, addressed to:

                  Southwestern Energy Company
                  1083 Sain Street
                  P.O. Box 1408
                  Fayetteville, Arkansas 72702-1408
                  Attention: Executive Vice President - Finance & Corporate
                                                            Development
                  Facsimile No.: (501) 521-1147

         If to SWPL, addressed to:

                  Southwestern Energy Pipeline Company
                  c/o Southwestern Energy Services Company
                  2200 MidContinent Tower
                  401 S. Boston Ave.

                  Tulsa, Oklahoma 74103
                  Attention: Senior Vice President
                  Facsimile No.: (918) 584-4222

                  with a copy to SWN if notice is to SWPL only

         If to Enogex, addressed to:

                  Enogex Inc.
                  600 Central Park Two
                  515 Central Park Drive
                  Oklahoma City, OK 73105
                  Attention: Roger Farrell
                  Facsimile No.: (405) 557-5205

                  with a copy to:

                  Enogex Inc.
                  600 Central Park Two
                  515 Central Park Drive
                  Oklahoma City, OK 73105
                  Attention: General Counsel
                  Facsimile No.: (405) 557-5205

         If to EAPC, addressed to:

                  Enogex Arkansas Pipeline Corporation
                  600 Central Park Two
                  515 Central Park Drive
                  Oklahoma City, OK 73105
                  Attention: President
                  Facsimile No.: (405) 557-5205

                  with a copy to Enogex if notice is to EAPC only

Notice given by personal delivery or courier service shall be effective upon actual receipt. Notice given by mail shall be effective five days after deposit with the United States postal service when sent by first class mail, postage prepaid. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All Notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any Party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

         18. Public Announcements. The parties agree that prior to making any public announcement or statement with respect to the transaction contemplated by this Agreement, the party desiring to make such public announcement or statement shall consult with the other parties hereto and obtain prior written approval of the other parties hereto of the text of a public announcement or statement to be made solely by the party proposing to make such announcement. Nothing contained in this Section shall be construed to require any party to obtain approval of the other parties hereto to disclose information with respect to the transaction contemplated by this Agreement to any state or federal governmental authority or agency to the extent required by applicable law or by any applicable rules, regulations or orders of any governmental authority or agency having jurisdiction or necessary to comply with disclosure requirements of the New York Stock Exchange, NASDAQ or any applicable securities laws.

         19.      Dispute Resolution

         19.1 Invoking Procedure. In the event of a dispute between the Parties arising out of or related to this Agreement , any Party may invoke the procedures specified in this Section by giving written notice to the other Parties. Such written notice will describe briefly the nature of the dispute and shall identify an individual with authority to settle the dispute on behalf of that Party. The Party receiving such notice shall have ten (10) days within which to designate an individual with authority to settle the dispute on its behalf and to give written notice to the other Parties of its designation (the individuals so designated shall be referred to as the "Authorized Individuals"). In this regard, there shall be only one Authorized Individual for SWN and SWPL, and only one Authorized Individual for Enogex and EAPC. Unless otherwise notified, i) the Authorized Individual of SWN and SWPL shall be the President of SWN, and ii) the Authorized Individual of Enogex and EAPC shall be the President of Enogex.

         19.2 Investigation. The Authorized Individuals shall make whatever investigation each deems appropriate and promptly thereafter, but no later than thirty (30) days from the date of the original notice invoking these procedures, shall commence discussions concerning resolution of the dispute. If the dispute has not been resolved within sixty (60) days from the date of the original notice invoking these procedures, the Parties shall submit the matter to Alternate Dispute Resolution (ADR) in accordance with the following procedure.

         19.3 Neutral. The Parties shall have ten (10) days from the expiration of the sixty (60) day period referred to in Section 19.2, or the agreement of the Parties, to submit the matter to ADR, whichever occurs first, within which to agree upon a mutually acceptable person not affiliated with any Party ("Neutral"). If no Neutral has been selected within that time period, the Parties agree jointly to request the American Arbitration Association, or other mutually agreed-upon organization, to supply within ten (10) days a list of at least three (3) potential Neutrals with qualifications as specified by the Parties in the joint request. Within seven (7) days of receipt of the list, the Parties shall rank the proposed candidates independently, exchange rankings and select as the Neutral the individual who received the highest combined ranking who is available to serve.

         19.4 Schedule. In consultation with the Neutral, the Parties shall designate a mutually convenient time and place for the ADR, and unless circumstances require otherwise, such time shall be not later than forty-five
(45) days after the selection of the Neutral.

         19.5 Discovery. In the event any of the Parties have substantial need for information in the possession of any other Party or a need to take certain limited depositions and/or production of principal documents in order to prepare for the ADR, the Parties shall attempt in good faith to agree on a plan for the expeditious exchange of such information. Should they fail to reach agreement, any Party may request a meeting with the Neutral who shall assist them in reaching an accommodation.

         19.6 Written Submission. One week prior to the first scheduled session of the ADR, each Party shall deliver to the Neutral and to the other Parties a written summary of its views on the matter in dispute. The summary shall be no longer than twenty (20) double-spaced pages unless the Parties agree otherwise.

         19.7 Representatives. In the ADR, each Party shall be represented by the Authorized Individual and by counsel. In addition, each Party may bring additional persons as necessary to respond to questions or contribute information as needed. The number of such additional persons to be allowed shall be mutually agreed by the Parties with the assistance of the Neutral, if necessary.

         19.8 Structure. The Neutral is authorized to conduct joint and separate meetings with the Parties and to help the Parties structure whatever form of presentation of the matter in dispute is most likely to facilitate resolution. Notwithstanding the form of the presentation, it is the intent of the Parties to provide an opportunity for their Authorized Individuals, with or without the assistance of counsel, and with the assistance of the Neutral, to negotiate a resolution of the matters in dispute. In the event the Neutral holds separate private caucuses with a Party, he or she shall keep confidential all information learned in such private caucuses unless specifically authorized to make disclosure of the information to the other Parties. There shall be no stenographic, visual, or audio record made of the ADR.

         19.9 Mandatory. The Parties agree to participate in the ADR to its conclusion as designated by the Neutral and not to terminate negotiations concerning resolution of the matters in dispute until at least two (2) weeks thereafter. Each Party agrees not to commence arbitration or seek other remedies prior to the conclusion of the two-week post-ADR negotiation period, provided that any Party may commence arbitration on any date after which the commencement of litigation could be barred by an applicable statute of limitations or in order to request an injunction to prevent irreparable harm. In such event, the Parties agree (except as prohibited by court order) to continue to participate in the ADR to its conclusion.

         19.10 Fees. The fees of, and authorized costs incurred by, the Neutral shall be shared equally by the Parties. The Neutral shall be disqualified as a witness, consultant, expert, or counsel for any Party with respect to the matters in dispute and any related matters.

         19.11 Later Proceedings. The ADR is a compromise negotiation for purposes of the Federal Rules of Evidence and the Rules of Evidence of the State of Oklahoma. The entire procedure is confidential. All conduct, statements, promises, offers, views, and opinions, whether oral or written, made in the course of the ADR by any of the Parties, their agents, employees, representatives, or other invitees to the ADR and by the Neutral, who is the parties' joint agent for the purposes of these compromise negotiations, are confidential and shall, in addition and where appropriate, be deemed to be work product and privileged. Such conduct, statements, promises, offers, views, and opinions shall not be discoverable or admissible for any purposes, including impeachment, in any litigation or other proceeding involving the Parties and shall not be disclosed to anyone not an agent, employee, expert, witness, or representative for any of the Parties. Evidence otherwise discoverable or admissible is not excluded from discovery or admission as a result of its use in the ADR.

         19.12    Arbitration.

                  (a) In the event the Parties are unable to resolve their dispute in accordance with the foregoing provisions of this Section 19, the dispute shall be submitted to final and binding arbitration. The arbitration shall be administered by the American Arbitration Association ("AAA") in accordance with, and in the following order of priority: (i) the terms of these arbitration provisions; (ii) the Commercial Arbitration Rules of the AAA; (iii) the Federal Arbitration Act (Title 9 of the United States Code); (iv) the Oklahoma Uniform Arbitration Act (15 O.S. ss. 801, et seq.); and (v) to the extent the foregoing are inapplicable, unenforceable or invalid, the laws of the State of Oklahoma. The validity and enforceability of these arbitration provisions shall be determined in accordance with the same order of priority. In the event of any inconsistency between these arbitration provisions and such rules and statutes, these arbitration provisions shall control. Judgment upon any award rendered hereunder shall be entered in any court having jurisdiction thereof, and the parties consent to the jurisdiction of any state or federal court in Oklahoma. Commencement of and demand for arbitration shall be made by written notice by the initiating party (claimant) to the other party (respondent) which contains a statement of the nature of the dispute, the amount involved and the relief or remedy sought ("Notice").

                  (b) The arbitration shall be conducted by a panel of three (3) arbitrators (the "Arbitration Panel"). Enogex and EAPC on the one hand and SWN and SWPL on the other, will each nominate one (1) arbitrator, who is experienced and knowledgeable in the areas involved in the dispute, within ten (10) working days of their receipt of the Notice that arbitration has been demanded and commenced, and each will notify the other party of the name of its selected arbitrator within that same time period. If either side refuses to name an arbitrator, application will be made to the Chief Judge of the United States District Court for the Northern District of Oklahoma requesting that the Chief Judge appoint an arbitrator. If the Chief Judge declines to name an arbitrator, application will be made to the AAA. The two arbitrators thus selected will confer within ten (10) working days of their final selection and agree upon a third arbitrator. If the two arbitrators are unable to agree on a third arbitrator within sixty (60) working days of their first contact, the nomination of the third arbitrator will follow the same procedure as the nomination of a party arbitrator for a party refusing to make a selection. AAA Rules regarding the selection, qualification, and challenge of arbitrator shall only apply to the second or third arbitrators if those arbitrators are selected by the AAA. No member of the Arbitration Panel may be involved in the controversy, be or have been an officer, director, representative, employee or agent of or for either party. The third arbitrator shall act as Chairman of the Arbitration Panel.

                  (c) The costs and fees of the arbitrators selected by the parties shall be borne by the party selecting such arbitrator, unless otherwise awarded by the Arbitration Panel. The costs and fees attributable to the third arbitrator shall be shared equally by the parties, unless otherwise awarded by the Arbitration Panel.

                  (d) The Arbitration Panel may engage engineers, accountants or other consultants that the Arbitration Panel deems necessary to render a decision in the Arbitration Proceeding. All fees of any such consultants shall be borne equally by the parties, unless otherwise awarded by the Arbitration Panel.

                  (e) The arbitration will be governed by the Federal Arbitration Act, 9 U.S.C. ss.ss. 9 et seq. and the Oklahoma Uniform Arbitration Act, 15 Okla. Stat. ss.ss. 801 et seq. The arbitrators will establish a schedule that will result in a final arbitration award to be rendered in written form not later than 180 days following the appointment of the third arbitrator. The place of the arbitration shall be Tulsa, Oklahoma.

                  (f) The parties agree that pre-arbitration hearing discovery is necessary. Within twenty (20) working days after the appointment of the third arbitrator, the parties agree to exchange lists of the witnesses and exhibits each then plans to call and use in the Arbitration Hearing. Within twenty (20) working days after the exchange of the witness and exhibit lists, the parties may request additional discovery, if any is necessary, from the other party. The parties agree to respond to any such additional request for documents from the other party within thirty (30) days after receiving such request, and each agrees to attempt in good faith to schedule the depositions of witnesses requested by the other side by agreement. If the parties are unable to agree on any aspect of discovery requested, such discovery issue shall be presented to and resolved by the Arbitration Panel.

                  (g) Any dispute relating to or arising under this arbitration provision, including interpretation thereof, shall be solely and finally resolved by submission to the Arbitration Panel.

                  (h) A written decision by two (2) of the arbitrators will be final and binding on the parties. An arbitration award entered herein can be confirmed by any party in the United States District Courts for the Northern or Western Districts of Oklahoma or the Western District of Arkansas or any state district courts for the States of Oklahoma and Arkansas, and a judgment may be entered on the arbitration award by the same court.

                  (i) Punitive damages may not be awarded by the Arbitration Panel. The Arbitration Panel shall have the power to award recovery to the prevailing party of all or part of its costs, expenses and attorneys' fees incurred in conjunction with such Arbitration

         Proceeding.

                  (j) The parties, their Affiliates, employees, contractors, attorneys and auditors shall keep the substance of these final and binding arbitration proceedings confidential to the extent the same is permissible, consistent with the responsibilities of the attorneys under the pertinent Codes of Professional Responsibility or obligations which may reasonably require disclosure to financial institutions, consultants for evaluation purposes or as may be ordered by the federal or state government or a court of competent jurisdiction. Under no circumstances shall any documents memorializing the substance of any aspect of these proceedings be disclosed or released to the newspaper or other media absent the mutual agreement of the parties. The parties will use all reasonable efforts to obtain protective orders before disclosing any terms of these proceedings to any federal or state government or a court of competent jurisdiction.

                  (k) Except for the internal costs of each party, all costs, fees and expenses of any portion of this dispute resolution process shall be shared equally by the parties, unless otherwise specified herein.

         20. Governing Law. The provisions of this Agreement and, unless specifically otherwise provided in the document delivered pursuant hereto, the documents delivered pursuant hereto shall be governed by and construed and enforced in accordance with the laws of the State of Oklahoma, excluding any conflicts-of-law rule or principle that might refer same to the laws of another jurisdiction.

         21. Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. The failure of a Party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof, nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

         22. Binding Effect; Non-Assignability and Alienation of Benefits. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any Party without the prior written consent of the others. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

         23. Severability. If one or more of the provisions contained in this Agreement or in any other document delivered pursuant hereto shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement or any other such document.

         24. Headings and Exhibits. The headings of the several Sections herein are inserted for convenience of reference only and are not intended to be a part or to affect the meaning or interpretation of this Agreement. The Exhibits and Schedules referred to herein are attached hereto and incorporated herein by this reference.

         25. Construction. This Agreement was drafted jointly by the Parties, and no presumption shall operate in favor of or against any Party as a result of any responsibility that any Party may have had for drafting this Agreement or any part thereof.

         26. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS  WHEREOF,  SWPL,  SWN,  EAPC and  Enogex  have  caused  this
Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

                                         Southwestern Energy Pipeline Company


                                         By: /s/   DEBBIE J. BRANCH
                                            ------------------------------
                                         Name: Debbie J. Branch
                                         Title: Senior Vice President

                                         Southwestern Energy Company

                                         By:  /s/  STANLEY D. GREEN
                                            ------------------------------
                                         Name: Stanley D. Green
                                         Title: Executive Vice President -
                                                Finance & Corporate Development


                                          Enogex Arkansas Pipeline Corporation



                                          By:   /s/  ROGER A FARRELL
                                             ------------------------------
                                          Name: Roger A. Farrell
                                          Title:   Vice President

                                          Enogex Inc.



                                          By: /s/  ROGER A. FARRELL
                                             -----------------------------
                                          Name: Roger A. Farrell
                                          Title:   Executive Vice President